Exhibit 99.1

      MEDICOR LTD. ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE BREAST IMPLANT
             MANUFACTURER BIOSIL LIMITED AND SUPPLIER NAGOR LIMITED

    LAS VEGAS, Sept. 13 /PRNewswire-FirstCall/ -- Las Vegas-based MediCor Ltd. (OTC Bulletin Board: MDCR) announced today that it has signed a definitive agreement to acquire British breast implant manufacturer Biosil Limited and supplier Nagor Limited for cash and stock.

    Biosil and Nagor are privately owned companies located in the United Kingdom, with sales of medical devices worldwide. Biosil and MediCor's subsidiary, MediCor Aesthetics, are currently party to a supply agreement for saline-filled breast implants manufactured by Biosil and imported into the United States, subject to United States Food and Drug Administration approval to market those products. The closing of the acquisition is subject to customary conditions and is expected to occur by the end of the year.

    Nagor currently supplies the breast implant products manufactured by Biosil in approximately 60 countries throughout Europe, Asia, South America and Africa. Biosil employs approximately 90 people in its two ISO-certified manufacturing facilities, both of which have additional production capacity, thus enhancing MediCor's ability to meet increased product demand and support new product introductions. With the acquisition of Biosil and Nagor, MediCor believes it now controls approximately 30% of the worldwide breast implant market, excluding the United States.

    Biosil develops and manufactures, and Nagor markets, a full range of silicone implants for the aesthetic, plastic and reconstructive surgery markets, including silicone gel and saline-filled breast implants, with both round and anatomical shapes and smooth or unique micro-textured surfaces. Biosil also manufactures a range of other silicone devices, including tissue expanders, testicular implants, gluteal implants, calf implants, facial implants and a range of scar management products. Biosil has also developed innovative products within the anesthesia and colorectoral disciplines.

    According to Theodore R. Maloney, MediCor's Chief Executive Officer, "The acquisition of these companies, combined with our existing Eurosilicone breast implant product line, will further strengthen the position of MediCor as the third leading manufacturer and distributor of breast implants worldwide, with Inamed Corporation and Mentor Corporation in first and second position worldwide. This acquisition continues the execution of our long-term strategies of assembling the most experienced management team and acquiring and expanding businesses in the global aesthetic, plastic and reconstructive and dermatology markets, continuing the process started with our acquisition of Eurosilicone in France in July 2004. We are proud to unite in this effort with the Biosil and Nagor teams, who, like the MediCor companies, are excited to develop the world's highest quality and leading edge product offerings and service for the growing aesthetic, plastic and reconstructive surgery markets."

    MediCor intends to retain the current Biosil and Nagor employee base and expand operations, which are located in Scotland, England and the Isle of Man. Additionally, John Alsop has agreed to continue in the positions of President and Managing Director of Nagor following the acquisition, helping maintain consistency of quality, service and innovation. Maloney also added that, "MediCor values the breadth and strength of the two companies' existing third-party distributors worldwide, and we look forward to building upon those relationships." John Alsop added, "This acquisition brings together a wealth of experience within the plastic surgery field and will allow the MediCor family of companies to uniquely dovetail our core competencies, thereby realizing significant efficiencies and allowing the MediCor companies to leverage these competencies into market leadership positions. We are excited to be part of the continuing and ambitious growth of the MediCor group, which will bring exciting new opportunities to our customers, distributors and employees."

    MediCor Chairman, Donald K. McGhan, further stated, "Nagor and Biosil founders Gordon and Nancy Evans and I have had strong business associations for the past 40 years, dating back to the development of the first silicone gel breast implant, at which time Gordon and Nancy led the international marketing and sales of Dow Corning's Medical Products Division. In the mid-1970s, Gordon and Nancy accepted the opportunity to work at McGhan Medical International located in Brussels, Belgium. In 1979, they left McGhan Medical, then a wholly owned subsidiary of 3-M Company, to start Nagor and subsequently Biosil. We could not be more pleased and honored to have this opportunity to be reunited with Gordon and Nancy and benefit from the knowledge, experience and integrity that both, along with John Alsop, have instilled in Nagor and Biosil."

    As part of the acquisition, MediCor has agreed to grant certain rights to the selling shareholders to have the MediCor stock to be issued to them in the transaction registered with the Securities and Exchange Commission. As a result, MediCor anticipates that it will further amend and not seek effectiveness of its current SB-2 registration statement on file with the SEC until some time after the closing of the acquisition of Biosil and Nagor.

    MediCor was founded by Chairman of the Board Donald K. McGhan, the pioneer of the modern day breast implant industry. The Company acquires, develops, manufactures and markets products for medical specialties in aesthetic, plastic and reconstructive surgery and dermatology markets. Products include surgically implantable prostheses for aesthetic, plastic and reconstructive surgery and scar management products. Its products are sold worldwide to hospitals, surgery centers and physicians through various distributors and direct sales personnel. MediCor's strategy is to be the leading integrator of selected international medical device markets, technologies and corporations. To achieve this strategy, MediCor intends to build upon and expand its business lines, primarily in the aesthetic, plastic and reconstructive surgery and dermatology markets. MediCor intends to accomplish this growth through the expansion of existing product lines and offerings and through the acquisition of companies and other assets, including intellectual property rights or distribution rights.

    This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of MediCor's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

    The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain requisite financing, the risk of instability in the capital markets in the U.S. and internationally, the ability to obtain governmental approvals of the transactions; the ability to satisfy any agreed closing conditions; the risk that the businesses will not be integrated successfully; the risk that cost savings from acquisition transactions may not be realized or may take longer to realize than expected; disruption from transactions making it more difficult to maintain relationships with customers, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the outcome of certain political and legal proceedings; the risk of new and changing regulations in the U.S. and internationally. Additional factors that could cause MediCor's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-KSB for the year ended June 30, 2004, and subsequent Quarterly Reports on Form 10-QSB of MediCor filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's Internet site (http://www.sec.gov).

SOURCE  MediCor Ltd.
    -0-                             09/13/2005
    /CONTACT: Marc S. Sperberg, +1-702-932-4560 ext. 308, for MediCor Ltd. / /Web site: http://medicorltd.com /
    (MDCR)